                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                                (AS OF 4/16/97)
                                 FILETEK, INC.
                      1990 NON-QUALIFIED STOCK OPTION PLAN

1.      PURPOSE OF THE PLAN

        The purpose of this 1990 Non-qualified Stock Option Plan is to advance the interests of FileTek, Inc., a Delaware corporation (the "Company") and its shareholders by providing an effective incentive, in attracting and retaining the best available officers and other key employees for positions of substantial responsibility, to give officers and key personnel an opportunity to acquire shares of the Company, and to furnish additional incentive and encourage continued employment for officers and certain other key employees upon whose judgement, initiative and efforts the successful conduct and development of its business largely depends.

        Options granted pursuant to this Plan shall be non-qualified options and shall not qualify as an "incentive stock option" under Section 422A of the code.

2.      DEFINITIONS

        As used herein, the following definitions shall apply:

        2.0 "Board" means the Option Committee, if one has been appointed, or the Board of Directors of the Company if no Option Committee is appointed.

        2.1    "Code" means the Internal Revenue Code of 1986, as amended.

        2.2 "Common Stock" means the Common Stock, par value $.01 per share of FileTek.

        2.3    "Company" means FileTek, Inc. and its Parents and Subsidiaries.

        2.4 "Continuous Employment" or "Continuous Status As An Employee" means employment not interrupted or terminated with the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or transfers between payroll locations or between the Company, its Parent, its Subsidiaries, or its successor.

        2.5 "Date of Grant" means the date on which an Option is granted under the Plan, which will be the date the Board authorizes the Option unless the Board supplies a later date.

        2.6 "Employee" means any person, including officers, employed by the Company, or any Parent or Subsidiary of the Company.

        2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.8 "Fair Market Value" means the fair market value of Shares, as determined pursuant to Section 9.

        2.9 "Option" means a stock option granted pursuant to this Plan. Options may be at the discretion of the Board and as reflected in the terms of the written Option Agreement either "Incentive Stock Options", which are Options intended to be eligible to be treated as such under Section 422A of the Code, or "NonStatutory Stock Options" which are Options other than Incentive Stock Options.

        2.10 "Option Agreement" means the agreement between FileTek and an Optionee for the grant of an option.

        2.11 "Option Committee" means the Stock Option Committee appointed by the Board in accordance with Section 4.1 of this Plan, if one is appointed.

        2.12 "Option Stock" means stock subject to an Option granted pursuant to this Plan.

        2.13   "Optionee" means an Employee who receives an Option.

        2.14 "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) and (g) of the Code.

        2.15 "Person" means any individual, corporation, partnership, group, association, or other "Person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fudiciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        2.16   "Plan" means this FileTek 1990  Non-qualified Stock Option Plan.

        2.17   "Shares" means shares of the Common Stock.

        2.18 "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) and (g) of the Code.

        2.19 "Tax Date" means the date withholding tax is determined under the Code for a Grantee with respect to the Grantee's exercise of a NonStatutory Stock Option.

3.      STOCK SUBJECT TO THE PLAN

        Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan, excluding the Shares involved in the unexercised portion of any canceled, terminated or expired options, is 450,000 Shares. Such Shares shall be authorized and unissued shares or treasury shares.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject hereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

4.      ADMINISTRATION OF THE PLAN

        4.1    Procedure.     The Plan shall be administered by (I) the Board
of Directors of the Company, or (ii) a committee appointed by the Board consisting of three (3) or more Directors, or (iii) an Option Committee of at least three directors of the Company appointed by the Board of Directors, each of whom is a "disinterested person" as defined at Rule 16b-3(d) (3) of the Rules of the Securities and Exchange Commission, which at the time of adoption of this Plan require that such Option Committee members not be, or have at any time within one (1) year prior to their appointment been, eligible to participate in this Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. A majority of the entire Option Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Option Committee shall be deemed the action of the Option Committee.
The Option Committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

        4.2 Powers of the Board. Subject to the provisions of the Plan, the Board shall have sole authority, in its absolute discretion: (i) to determine upon review of relevant information and in accordance with Section 9 of the Plan, the Fair Market Value of the Shares covered by each Option; (ii) to determine the Employees to whom and at what time Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to correct any defect or omission, or reconcile any inconsistency in the Plan or in any Option Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(vi) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vii) to accelerate any exercise date of any Option; (viii) to determine the duration and purposes of leaves of absence which may be granted to Optionees, as a class or in specific cases, without constituting a termination of their employment for purposes of this Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable to promote the best interests of the Company with respect to administration of the Plan.

        4.3 Effect of the Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and other holders of any Options granted under this Plan. No member of the Board shall be liable for any action or determination made with respect to the Plan or any Option granted under it, except for willful bad faith or deliberate fraud resulting in direct financial benefit to such Board or Option Committee member, and any liability shall be limited to the amount of such benefit.

        4.4 Indemnification of the Board. In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Board shall be indemnified by the Company against all costs and expenses (including attorneys' fees) reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder (including an action, suit or proceeding to enforce this indemnification) and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company, or paid by them in satisfaction of a judgement in any such action, suit or proceeding, except a judgement based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding a Board member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle it on his own behalf.

5.      ELIGIBILITY

        5.1 All Employees of the Company shall be eligible to receive Options granted under this Plan. Options shall be granted to those Employees (including officers, whether or not they are also directors) of the Company as the Board shall elect from time to time on the basis of their being key employees who have made a significant contribution or can make a potential contribution to the business of the Company. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

        5.2 No Employee is eligible to receive any Options which, if exercised, would result in his holding beneficially or of record in excess of ten percent (10%) of the outstanding voting stock of FileTek.

        5.3 The Plan shall not confer upon any Optionee any right with respect to continuation of employment nor shall it interfere in any way with such Optionee's right or the Company's right to terminate this employment at any time.

6.      TERM OF PLAN

        This Plan shall become effective upon its adoption by the Board of Directors, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after ten (10) years from the earlier of the date of adoption of this Plan or its approval by the shareholders as contemplated by Section 13.1.

7.      OPTION AGREEMENTS

        This Plan permits the issuance Non-qualified Stock Option substantially in the form of Exhibit "A" attached hereto or such other form (not inconsistent with the Plan) as the Board may from time to time approve). Each Option Agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate and need not be identical.

8.      TERM OF OPTIONS

        The term of each Option granted under the Plan shall be specified therein, but in no event shall any Option be exercisable after the expiration of ten (10) years from the date of the grant thereof.

9.      OPTION PRICE

        The per Share exercise price for the Shares to be issued pursuant to any Option granted under the Plan shall be not less than one hundred percent (100%) of the Fair Market Value of such shares on the date the option is granted.

        The fair market value shall be determined by the Board in its discretion; provided, however, in the event the Common Stock is listed on a stock exchange or traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, the fair market value per Share on the date of grant of the Option shall be determined by the Board of Directors by using any reasonable method using market quotations. Such reasonable methods shall include (i) the closing price per Share of Common Stock on such exchange or on the NASDAQ National Market System on the date of grant of the Option, as reported in the Wall Street Journal, or (ii) when deemed appropriate in the sole discretion of the Board of Directors, an average of the daily closing prices per Share of the Common Stock on such exchange or on the NASDAQ National Market System, as reported in the Wall Street Journal, during a limited period preceding the date of grant of the Option.

10.     EXERCISE OF OPTIONS

        10.1 Procedure for Exercise. Each Option shall be exercisable at any time, and from time to time, and in no particular order if the Optionee holds more than one Option, throughout a period commencing on the first anniversary from the Date of Grant and ending upon the earliest of the expiration, cancellation, surrender or termination of the Option.

        The minimum number of Shares with respect to which an Option may be exercised at any one time shall be one hundred (100) shares, unless the number purchased is the total number at the time available for purchase under the Option. An Option may not be exercised for a fractional Share. No Option may be exercised after the expiration of its term as specified in Section 8.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment for the shares to be issued upon exercise of an Option, including method of payment, shall be determined by the Board and may consist entirely of cash, check, delivery of previously owned Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment or such other consideration and method of payment for the Issuance of Shares to the extent permitted by law and approved by the Board. In the event that the Optionee elects to pay the total purchase price in whole or in part with previously acquired Shares, such Shares shall have been owned by the Optionee a minimum of six months or such other period as determined by the Board. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in Section 11 of the Plan.

        The Board may, in its sole discretion, and to the extent that the Shares are publicly traded, permit an Optionee to exercise an Option by delivering to the Company a properly executed Broker Exercise Notice in form and substance acceptable to the Board. The Broker Exercise Notice shall contain irrevocable instructions from the Optionee to the Company to issue to a broker the stock certificates for the shares to be purchased upon exercise of the Option, and the Company shall, if the Board decides to permit the Option to be exercised in this manner, acknowledge to the broker that the Company consents to such procedure. In addition, the Broker Exercise Notice shall contain or be accompanied by irrevocable instructions from the Optionee to such broker to sell a number of shares of Common Stock, or loan to the Optionee an amount, sufficient to pay the exercise price of the Option and any withholding obligations due upon exercise and to promptly deliver to the Company the amount of such sale or loan proceeds.

        10.2 The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Share otherwise deliverable upon such exercise on any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        10.3 Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state, or local withholding tax requirements attributable to the Optionee's exercise of a NonStatutory Stock Option or otherwise incurred with respect to the Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option.

        The Board may, in its sole discretion and subject to such rules as the Board may adopt, permit an Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of a NonStatutory Stock Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned Shares, in either case having a Fair Market Value, on the Tax Date equal to the amount necessary to satisfy the withholding amount due. An Optionee's election to have the Company withhold Shares or to deliver already-owned Shares upon exercise must be made on or prior to the Tax Date, is irrevocable and is subject to the consent or disapproval of the Board. If the Optionee is an officer, director, or beneficial owner of more than 10% of the outstanding Common Stock of the Company such election may not be made within six months of the date the NonStatutory Stock Option is granted (unless the death or Disability of the Optionee occurs prior to the expiration of such six-month period), and must be made either six months prior to the Tax Date or to the extent that the Corporation is subject to the reporting requirements of the Exchange Act, at any time prior to the Tax Date between the third and twelfth business days following public release of any of the Company's quarterly or annual summary earnings statements. When Shares of common stock are issued prior to the Tax Date to an Optionee making such an election, the Optionee shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to the tax due.

        10.4 Exercise During Employment or Following Death or Disability. Unless otherwise provided in the terms of an Option, an Option may be exercised by the Optionee only while he is an Employee or within thirty (30) days thereafter (other than as set forth in Section 10.5 below) and has maintained Continuous Status As An Employee since the date of the grant of the Option to a date within thirty (30) days of the date of exercise; except that if his Continuous Employment is terminated by reason of his death or Disability, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his death or Disability, such Option of the deceased or disabled Optionee may be exercised during the period of one (1) year from the date of death or Disability of the Employee, unless such Option would otherwise sooner expire. Such exercise, in the case of Employee's death, shall be by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by laws of descent and distribution.
"Disability", as used herein, means a "disabled person" as defined at Section 422A(c)(9) of the Code.

        10.5 Termination for Misconduct. If the Optionee's employment with the Corporation or any affiliate thereof is terminated for misconduct at any time after the date hereof, the Optionee's right to exercise the option granted hereunder shall terminate immediately upon such termination for cause. For purposes of this section, the term "misconduct" shall mean: (i) committing any crime punishable by imprisonment; (ii) fraud on or misappropriation of any funds or property of the Company or any affiliate thereof; or (iii) failure to comply with the terms of any noncompetition, nondisclosure or related covenant of employment executed by the Optionee for the benefit of the Company or any affiliate thereof.

        10.6 Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. An Option may be exercised during the lifetime of the Optionee only by such Optionee.

        10.7 Compliance with Law. The exercise of each option shall be on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution unless the Shares subject to such Option are registered under the Securities Act, as amended, or if in the opinion of counsel for the Corporation such registration is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

11.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        11.1 Changes in Capitalization. If the Shares of the Company''s Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of shares subject to the Option Plan, and in the number, kinds, and per share exercise price of Shares subject to unexercised Options or portions thereof granted prior to any such change. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each Share covered by the Option.

        11.2 Acquisition. Upon a reorganization, a merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company to another corporation, provision shall be made in connection with such transaction for the assumption of the Plan and the Options theretofore granted by the successor corporation. Provision may, alternatively, be made for the substitution for such Options of new options of the successor employer corporation or a Parent or Subsidiary thereof. In any such case appropriate adjustment as to the number and kind of shares and the per share exercise prices shall be made by the Board, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. The Board shall have the discretion and power in any such event to determine and to make effective provisions for the acceleration of the time during which an Option may be exercised, notwithstanding the provisions of the Option Agreement setting forth the date or dates at which all or any part
of it may be exercised.    If the Board makes an Option fully exercisable in
lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. No fractional Shares of stock shall be issued under the Option Plan on account of any adjustment specified above. Notwithstanding the foregoing, the Board, in its sole discretion, may determine that in connection with any such reorganization, merger or consolidation in which the Company is not the surviving corporation, Optionees holding outstanding Options shall receive, with respect to each share of Common Stock subject to such Options, as of the effective date of any such reorganization, merger or consolidation, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such reorganization, merger or consolidation over the exercise price per share of such Options.

        11.3 Dissolution or Liquidation. Upon the dissolution or liquidation of FileTek, this Option Plan and the Options issued hereunder shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any options shall terminate as of the date fixed by the Board and gives each Optionee the right to exercise his option as to all or any part of the Optional Stock, including shares as to which the Option would not otherwise be exercisable in Section 6 hereof. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

        11.4 Change in Control. At the discretion of the Board, an Option Agreement may provide that upon the purchase of Stock of the Company by another Person, other than an institutional investor such as a bank, insurance, company, venture capital firm, underwriter, or small business investment company, which results in a change in control, (i.e., by the acquisition of more than fifty percent of the stock of the Corporation), this Option, to the extent not theretofore exercised, will become immediately vested and exercisable, without regard to the vesting and installment provisions thereof. This provision will only apply if it is explicitly set forth in the Option Agreement.

12.     USE OF PROCEEDS

        Proceeds from the sale of Shares pursuant to this Plan shall be used by the Company for general corporate purposes.

13.     APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN

        13.1 Approval. This Plan shall be adopted by the Board of Directors, and shall be presented to the shareholders of the Company for their approval, to be given within twelve (12) months before or after the date of adoption hereof. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

        If required to meet the requirements of Rule 16b-3, the Company shall also furnish in writing to the holders of record of securities entitled to vote for the Plan substantially the same information concerning the Plan as would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished, if proxies to be voted with respect to approval or disapproval of the Plan were then being solicited, on or prior to the date of the first annual meeting of security holders held subsequent to the first registration of an equity security of FileTek under Section 12 of the Exchange Act; but failure so to do shall not affect the Plan or any Options granted before or after that date.

        13.2 Amendment. The Board, without further approval of the stockholders, may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any required regulatory approval and to the limitation that, except as provided in Section 11 hereof no amendment shall be effective unless approved by vote of a majority of the outstanding shares of FileTek within twelve (12) months before or after the date of such amendment's adoption, where such amendment:

               (a) Increases (except in accordance with Section 11 of the Plan) the maximum number of Shares for which Options may be granted under the Plan;

               (b)   Changes the administration of the Plan prescribed by
Section 4 or the standards of eligibility prescribed by Section 5 of the Plan;

               (c)   Changes the minimum Option price;  or

               (d)   Increases the maximum term of Option provided for herein.

        13.3 Termination and Suspension. The Board, without further approval of the stockholders, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

        Rights and obligations under any Option granted while the Option Plan is in effect shall not be altered or impaired by suspension or termination of this Plan, except when the consent of the person to whom the Option was granted. An Option may be terminated by agreement between an Optionee and FileTek and, in lieu of the terminated Option, a new Option may be granted with an exercise price which may be higher or lower than the exercise price of the terminated Option.

14.     TERM OF OPTION

        The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Board.

15.     CONDITIONS UPON ISSUANCE OF SHARES

        Shares shall not be issued with respect to any Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such
compliance.   Inability of FileTek to obtain authority from any regulatory body having jurisdictional authority deemed by its counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.     RESERVATION OF SHARES

        The Corporation, during the term of this Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17.     SUBSTITUTION OF OPTIONS

        Options may be issued hereunder in substitution for Options granted by other companies. Where such Options are issued in substitution for Options granted prior to January 1, 1987 they shall include such provisions as were required to conform the prior Options intended to be treated as Incentive Stock Options to the requirements of Sections 422A(b)(7) and (8) of the Internal Revenue Code of 1954, and may, to the extent not required in connection with such substitution, omit the limitation at Section 5.2 hereof.